Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of September 27, 2010, among Yayi International Inc., a Delaware corporation (the “Company”), the investors listed on the Schedule of Investors attached hereto as Exhibit A and identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”) and, with respect to certain sections hereof, Euro Pacific Capital, Inc. (the “Placement Agent”).

WHEREAS, this Agreement has been entered into pursuant to the terms of the Company’s Confidential Private Placement Memorandum, dated August 30, 2010 (together with any and all amendments and/or supplements thereto, the “Memorandum”);

WHEREAS, subject to the terms and conditions set forth in this Agreement and in reliance upon the applicable exemptions from securities registration under the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.
DEFINITIONS

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“2011 Annual Report” means the Annual Report of the Company for the fiscal year ending March 31, 2011, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission).

“2012 Annual Report” means the Annual Report of the Company for the fiscal year ending March 31, 2012, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission).

“Action” as to any Person, means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting such Person, any of such Person’s Subsidiaries or any of such Person’s or such Subsidiaries’ respective properties, before or by any Governmental Body, arbitrator, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York or Tianjin, China are authorized or required by law or other governmental action to close.

“Closing Escrow Agreement” means the Closing Escrow Agreement, dated as of the date hereof, among the Company, the Placement Agent and the Escrow Agent identified therein, in the form of Exhibit C hereto, as may be amended from time to time.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company PRC Counsel” means Jincheng Tongda & Neal Law Firm.

“Company U.S. Counsel” means Pillsbury Winthrop Shaw Pittman LLP.

“Conversion Shares” means the shares of Common Stock into which the Notes may be converted.

“Escrow Account” means the escrow account established by the Escrow Agent pursuant to the Closing Escrow Agreement where funds representing the Investors’ aggregate Investment Amount shall be held pending the Closings.

“Escrow Agent” means Escrow, LLC.

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement, which is also reflected on the Schedule of Investors attached hereto as Exhibit A.

“Intellectual Property” means the Company’s patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same.

“Investor” means any person who purchases Units in the Offering pursuant to this Agreement.

“Legal Requirement” shall mean any federal state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Common Stock is then listed or traded). Reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

“Lien” means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, lien, title claim, assignment, encumbrance, adverse claim, contract of sale, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” includes but is not limited to mechanics’, materialmens’, warehousemens’ and carriers’ liens and other similar encumbrances. For the purposes hereof, a Person shall be deemed to be the owner of Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Make Good Escrow Agreement” means the Make Good Escrow Agreement, dated as of the date hereof, among the Company, the Make Good Pledgor, the Placement Agent, and the escrow agent (the “Make Good Escrow Agent”) identified therein, in the form of Exhibit D hereto.

“Make Good Pledgor” means Global Rock Stone Industrial Ltd, a British Virgin Islands company, a significant stockholder of the Company, and wholly owned by Mr. Feng Shek, a director and vice president of the Company.

“Maximum Amount” means $10,000,000.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“Minimum Amount” means Units equal to at least the amount of $6,000,000 are required to be sold at the First Closing within the time period set forth in the Memorandum.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Notes” means nine percent (9%) convertible promissory notes of the Company, which Notes shall be convertible into shares of Common Stock at a conversion price of $2.00 per share (subject to adjustment as provided in the Notes), in the form of Exhibit F hereto.

“Offering” shall mean the offering and sale of the Units pursuant to this Agreement and the Memorandum.

“Outside Date” means the 30th calendar day following the First Closing. If such calendar day is not a Trading Day, then the first Trading Day following such calendar day.

“OTCBB” shall mean the Over-the-Counter Bulletin Board system.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent Warrants” means Series F Warrants to be issued to the Placement Agent to purchase a number of shares of Common Stock derived by dividing an amount equal to 7.0% of the gross proceeds raised at each Closing by $2.00.

“Placement Agent Warrants Shares” means the shares of Common Stock issuable upon the exercise of the Placement Agent Warrants.

“Proceeds” means approximately $6,000,000 to $10,000,000 (the “Gross Proceeds”) of the Offering, of which net of expenses will be utilized by the Company for advertisement, product promotions, expansion of its distribution network, capital expenditures and for general corporate purposes.

“PRC” means the People’s Republic of China or any provincial, city or other jurisdiction therein, but not including Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Company, threatened.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company, the Investors and the Investor Representative, in the form of Exhibit B hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Registrable Securities as defined in the Registration Rights Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Units, the Notes, the Make Good Shares, the Series F Warrants, the Series F Warrant Shares, the Placement Agent Warrants, and the Placement Agent Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Series F Warrants” means the Common Stock purchase warrants, in the form of Exhibit E, issuable to each Investor at a Closing to purchase a number of shares of Common Stock equal to 1,250 multiplied by the number of Units purchased by such Investor at an exercise price of $2.50 per share.

“Series F Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Series F Warrants.

“Shares” means Conversion Shares, Series F Warrant Shares, the Make Good Shares, and the Placement Agent Warrants Shares.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means: (i) a day on which the Common Stock is traded on a Trading Market (other than OTCBB), or (ii) if the Common Stock is not listed on a Trading Market (other than OTCBB), a day on which the Common Stock is traded in the over the counter market, as reported by OTCBB, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means any of the New York Stock Exchange, the NYSE AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the OTCBB or any other market on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Memorandum, the Registration Rights Agreement, the Closing Escrow Agreement, the Make Good Escrow Agreement, the Notes, the Series F Warrants and the Placement Agent Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer” shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

“Transfer Agent” means American Registrar & Transfer Co., the current transfer agent of the Company with a mailing address of 342 East 900 South, Salt Lake City, UT 84111 and a facsimile number of (801) 363-9066, and any successor transfer agent of the Company.

“Unit” means a unit composed of one Note in the principal amount of $10,000 and one Series F Warrant.

“U.S. Investor” means an Investor who is resident in the United States of America.

ARTICLE 2.
PURCHASE AND SALE

2.1. Subscription for Units by the Investors. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to each Investor, Units at a purchase price of $10,000 per Unit.

2.2. Closing.

(a) First Closing. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each such Investor shall, severally and not jointly, purchase from the Company on or before [*], 2010 (the “First Closing Date”) such number of Units set forth on the respective signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A (the “First Closing”). Units equal to at least the Minimum Amount are required to be sold at the First Closing within the time period set forth in the Memorandum.

(b) Subsequent Closing(s). In the event that the Maximum Amount is not raised at the First Closing, the Company and the Placement Agent may mutually agree to have one or more subsequent Closings of the Offering (each, a “Subsequent Closing”) until the first to occur of: (i) the Maximum Amount being raised and (ii) the Outside Date occurs. At each Subsequent Closing, the Company agrees to issue and sell to each Investor who executes a signature page hereto, and each such Investor agrees, severally and not jointly, to purchase from the Company such number of Units set forth on such Investor’s signature pages attached hereto. There may be more than one Subsequent Closing; provided, however, that the final Subsequent Closing shall take place on or before the Outside Date. The date of any Subsequent Closing is hereinafter referred to as a “Subsequent Closing Date”).

(c) Closing. The First Closing and any applicable Subsequent Closings are each referred to in this Agreement as a “Closing.” The First Closing Date and any Subsequent Closing Date are sometimes referred to herein as a “Closing Date.” The Closing at which the Maximum Amount is raised, or which is the last Closing prior to the Outside Date, is referred to as the “Final Closing.” The date of the Final Closing is referred to as the “Final Closing Date.” All Closings shall occur on or prior to the Outside Date at the offices of Company U.S. Counsel at 2300 N Street NW, Washington, DC, 20037, or remotely via the exchange of documents and signatures.

2.3. Closing Deliveries.

(a) At each Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”)

(i) a Note;

(ii) a Series F Warrant;

(iii) a certificate executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the applicable Closing Date, certifying to the fulfillment of the conditions specified in Article 5 (the “Company Officer Certificate”);

(iv) a certificate executed on behalf of the Company by its secretary dated as of the First Closing Date, certifying the resolutions adopted by the board of directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the certificate of incorporation and bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company (the “Company Secretary Certificate”). The foregoing certificate shall only be required to be delivered on the First Closing Date, unless any material information contained in the certificate has changed.

(v) the legal opinion of Company U.S. Counsel, in agreed form, addressed to the Investors and the Placement Agent.

(vi) the legal opinion of Company PRC Counsel, in agreed form, addressed to the Investors and the Placement Agent.

(vii) Waiver by SAIF of its registration rights with respect to the registration of the Registrable Securities.

(viii) Lock Up Agreements. The Company’s officers and directors shall have delivered to the Placement Agent a customary “lock-up” agreement in favor of the Placement Agent with respect to the securities of the Company owned by them, which agreement shall have a term of 90 days from the First Closing.

(b) At each Closing, the Company shall deliver or cause to be delivered to the Placement Agent Placement Agent Warrants to purchase a number of shares of Common Stock derived by dividing an amount equal to 7.0% of the gross proceeds raised at each Closing by $2.00.

(c) By the Closing, each Investor shall deliver or cause to be delivered the agreements specified in Article 5.2(d), each duly signed by such Investor (collectively, the “Investor Deliverables”).

(d) At each Closing, the Company shall deliver to the Investors purchasing Units at such Closing, against delivery by the Investor of its Investment Amount, the Notes and Series F Warrants. At each Closing, each Investor shall deliver or cause to be delivered to the Escrow Agent, its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to the account designated in writing by the Company for such purpose in accordance with the terms of the Closing Escrow Agreement.

2.4. The Notes. The Notes shall have the terms and conditions and be in the form attached hereto as Exhibit F. Upon an Event of Default (as defined in the Notes), the Investors shall have, in addition to any rights provided hereunder, the rights provided them under the Transaction Documents.

2.5. The Series F Warrants. The Series F Warrants shall have the terms and conditions and be in the form attached hereto as Exhibit E.

2.6. The Registration Rights Agreement. The Registration Rights Agreement shall contain the terms and conditions and be in the form attached hereto as Exhibit C.

2.7. Use of Proceeds. The Company hereby covenants and agrees that the Proceeds from the sale of Units shall be used as provided for in the Memorandum.

2.8. Investor Representative. Each Investor, severally and not jointly, hereby appoints the Placement Agent (together with its permitted successors, and in this context, the “Investor Representative”), as its true and lawful agent and attorney-in-fact to without the need for any further consent or further action on the part of any Investor: (a) enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Transaction Documents, (b) to accept delivery of the Notes and Series F Warrants comprising the Units purchased hereunder; (c) exercise all or any of the powers, authority and discretion conferred on such Investor under this Agreement or any of the Transaction Documents, (d) waive any terms and conditions of this Agreement or any of the Transaction Documents, including, but not limited to, waive any negative or affirmative covenants of the Company contained in any Transaction Document, (e) give and receive notices on such Investor’s behalf and to be such Investor’s exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by this Agreement or any Transaction Document, and the Investor Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and irrevocable. The Investor Representative shall not be liable for any action taken or not taken by it in connection with its obligations under this Agreement: (i) with the consent of Investors who, as of the date of this Agreement have subscribed for (or, if a Closing has occurred, as of the date of the latest Closing own) more than fifty percent (50%) in principal amount of the outstanding Notes or (ii) in the absence of its own gross negligence or willful misconduct. If the Investor Representative shall be unable or unwilling to serve in such capacity, its successor shall be named by those persons holding more than fifty percent (50%) in principal amount of the Notes who shall serve and exercise the powers of Investor Representative hereunder.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company. Except as set forth in: (i) the SEC Reports, (ii) the Memorandum, or (iii) the corresponding section of the Disclosure Schedules delivered to the Investor Representative concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Investor:

(a) Subsidiaries. A true and correct organizational chart of the Company and its Subsidiaries is included as Schedule 3.1(a). Except as disclosed on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, nonassessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) There are no outstanding: (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary or (ii) options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the “Subsidiary Securities”). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

(c) Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d) Authorization; Enforcement. The Company has the requisite corporate and other power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company or any Subsidiary in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with its terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(e) No Conflicts. Except as set forth on Schedule 3.1(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or a Subsidiary is bound or affected, or (iii) result in a violation of any Legal Requirement, order, judgment, injunction, decree or other restriction of any United States or PRC court or Governmental Body to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(f) Filings, Consents and Approvals. Except as set forth on Schedule 3.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States or PRC court or other federal, state, local or other Governmental Body or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 hereof, (v) those that have been made or obtained prior to the date of this Agreement, (vi) registrations, notices or filings required to be made in order to comply with the currency and exchange control requirements imposed by any Governmental Body or Legal Requirement in the PRC, if any, and (vii) other post closing securities filings or notifications required to be made under federal or state securities laws.

(g) Issuance of the Securities. The Notes are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. Upon the due conversion of the Notes, the Conversion Shares will be validly issued, fully paid and non-assessable, free and clear of all Liens. The Series F Warrants and Placement Agent Warrants have been duly and validly authorized and upon the due exercise of the Series F Warrants and Placement Agent Warrants, the Series F Warrant Shares and Placement Agent Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all Liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement, the Notes, the Series F Warrants and the Placement Agent Warrants. The Make Good Shares have been duly authorized and, when transferred in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

(h) Capitalization.

(i) Schedule 3.1(h) sets forth as of the date hereof and as of the First Closing Date (a) the authorized capital stock of the Company; (b) the number and class of shares of capital stock issued and outstanding; (c) the number and class of shares of capital stock issuable pursuant to the Company’s stock incentive plans or agreements; and (d) the number and class of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company and a description of the number and rights of such securities.

(ii) Except as described on Schedule 3.1(h), all of the issued and outstanding shares of the Company’s capital stock issued have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.

(iii) Except as described on Schedule 3.1(h), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

(iv) Except as described on Schedule 3.1(h), there are no outstanding (i) shares of capital stock or voting securities of the Company or (ii) options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock or voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock or voting securities of the Company, or securities or rights convertible or exchangeable into shares of capital stock or voting securities of the Company (the items in clauses (i) and (ii) being referred to collectively as the “Company Securities”). Except as described on Schedule 3.1(h), there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

(v) Except as described on Schedule 3.1(h), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(vi) Except as described on Schedule 3.1(h), there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securities-holders of the Company relating to the securities of the Company held by them.

(vii) Except as described on Schedule 3.1(h), no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

(i) SEC Reports; Financial Statements. The Company has filed all reports and registration statements required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Memorandum and the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and each Subsidiary included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(j) Press Releases. The press releases (other than the industry data, research opinion or viewpoints contained therein that are derived from third party sources) disseminated by the Company during the twelve months preceding the date of this Agreement, either individually or taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. To the best knowledge of the Company, the industry data, research opinion or viewpoints derived from third party sources contained in the press releases disseminated by the Company during the twelve months preceding the date of this Agreement, are derived from valid and reputable sources without the need for consent and, either individually or taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(k) Material Changes. Except as described on Schedule 3.1 (k) or in the SEC Reports, since the date of the latest audited financial statements included within the SEC Reports, the Company and its Subsidiaries have not:

(i) suffered any Material Adverse Effect;

(ii) suffered any damage, destruction or loss, whether or not covered by insurance, in an amount in excess of $500,000;

(iii) granted or agreed to make any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or employee, except for normal raises for nonexecutive personnel made in the ordinary course of business that are usual and normal in amount;

(iv) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of capital stock of the Company or any of its Subsidiaries, or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition by the Company or any of its Subsidiaries of such shares;

(v) issued any shares of capital stock of the Company or any of its Subsidiaries, or any warrants, rights or options thereof, or entered into any commitment relating to the shares of capital stock of the Company or any of its Subsidiaries;

(vi) adopted or proposed the adoption of any change in the Company’s Certificate of Incorporation or Bylaws;

(vii) made any change in the accounting methods or practices they follow, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein, or any tax election;

(viii) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of their business;

(ix) sold, assigned, transferred, licensed or otherwise disposed of any of the Company’s Intellectual Property or interest thereunder or other intangible asset except in the ordinary course of their business;

(x) been involved in any dispute involving any employee which would reasonably be expected to have a Material Adverse Effect;

(xi) entered into, terminated or modified any employment, severance, termination or similar agreement or arrangement with, or granted any bonuses (or bonus opportunity) to, or otherwise increased the compensation of any executive officer;

(xii) entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure);

(xiii) amended or modified, or waived any default under, any Material Contract;

(xiv) to the knowledge of the Company, incurred any material liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for accounts payable or accrued salaries that have been incurred by the Company since the date of the latest audited financial statements included within the SEC Reports, in the ordinary course of its business and consistent with the Company’s past practices;

(xv) permitted or allowed any of their material property or assets to be subjected to any Lien;

(xvi) settled any claim, litigation or action, whether now pending or hereafter made or brought;

(xvii) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $500,000, or in the aggregate, in excess of $750,000;

(xviii) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of their Affiliates, officers, directors or stockholders or, to the Company’s knowledge, any Affiliate or associate of any of the foregoing;

(xix) made any amendment to, or terminated any agreement that, if not so amended or terminated, would be material to the business, assets, liabilities, operations or financial performance of the Company or any of its Subsidiaries;

(xx) compromised or settled any claims relating to taxes, any tax audit or other tax proceeding, or filed any amended tax returns;

(xxi) merged or consolidated with any other Person, or acquired a material amount of assets of any other Person;

(xxii) entered into any agreement in contemplation of the transactions specified herein other than this Agreement and the other Transaction Documents; or

(xxiii) agreed to take any action described in this Section or which would reasonably be expected to otherwise constitute a breach of any of the representations or warranties contained in this Agreement or any other Transaction Documents.

(l) No Undisclosed Material Liabilities. There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

(i) liabilities provided for in the audited consolidated balance sheet of the Company and the Subsidiaries as of March 31, 2010 or disclosed in the notes thereto; and

(ii) other undisclosed liabilities which, individually or in the aggregate, have not resulted in or could reasonably be expected to result in a Material Adverse Effect.

(m) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as disclosed in the Disclosure Materials. There has not been, and to the knowledge of the Company, there is not pending or contemplated any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(n) Labor Relations. Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations. Neither the Company nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.

(o) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or Governmental Body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(p) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports and the Memorandum, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (the “Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(q) Title to Assets. The Company and the Subsidiaries own, lease or otherwise have a valid right to use, all real property that is material to their respective businesses and good and marketable title in fee simple or the right under PRC law, as the case may be, to all personal property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(r) Material Contracts. Schedule 3.1(r) contains a listing and description of all agreements, contracts or instruments, including all amendments thereto, to which the Company or its Subsidiaries are bound which have not been filed as exhibits to any SEC Reports. The Company has made available to the Investors copies (either hard copies or via the SEC’s EDGAR system) of the Material Contracts (as defined below). Except as described on Schedule 3.1 (r) or the SEC Reports, neither the Company nor any of its Subsidiaries has entered into any oral contracts which, if written, would qualify as a Material Contract. Each of the Material Contracts is valid and in full force and effect, is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will continue to be so immediately following the Closing Date. Except for the agreements, contracts, instruments and other exhibits filed as part of the SEC Reports or described on Schedule 3.1(r) (such agreements, contracts or instruments, collectively, the “Material Contracts”), neither the Company nor any of its Subsidiaries is party or subject to, or bound by:

(i) any agreements, contracts or commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company or any of its Subsidiaries of more than $500,000, or which is otherwise material and not entered into in the ordinary course of business;

(ii) any contract, lease or agreement involving payments in excess of $500,000, which is not cancelable by the Company or any of its Subsidiaries, as applicable, without penalty on not less than 60 days notice;

(iii) any contract, including any distribution agreements, containing covenants directly or explicitly limiting the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or to offer any of its products or services;

(iv) any material indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or pledging or granting a security interest in any assets;

(v) any employment contracts, non-competition agreements, invention assignments, severance or other agreements with officers, directors, employees, stockholders or consultants of the Company or any of its Subsidiaries or Persons related to or affiliated with such Persons;

(vi) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company or any of its Subsidiaries, including, without limitation, any agreement with any stockholder of the Company or any of its Subsidiaries which includes, without limitation, antidilution rights, voting arrangements or operating covenants;

(vii) any pension, profit sharing, retirement, stock option or stock ownership plans;

(viii) any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any of its Subsidiaries or based on the revenues or profits derived from any material contract;

(ix) any acquisition, merger, asset purchase or other similar agreement;

(x) any sales agreement which entitles any customer to a right of set-off, or right to a refund after acceptance thereof;

(xi) any agreement with any supplier or licensor containing any provision permitting such supplier or licensor to change the price or other terms upon a breach or failure by the Company or any of its Subsidiaries, as applicable, to meet its obligations under such agreement; or

(xii) any agreement under which the Company or any of its Subsidiaries has granted any Person registration rights for securities.

(s) Actions with Respect to Material Contracts.

(i) Neither the Company nor any of its Subsidiaries has violated or breached, or committed any default under, any Material Contract in any material respect, and, to the Company’s knowledge, no other Person has violated or breached, or committed any default under any Material Contract, except for violations, breaches of defaults which would not have a Material Adverse Effect; and

(ii) To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to: (A) result in a material violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract or (D) give any Person the right to cancel, terminate or modify any Material Contract, except, in each case, as would not have a Material Adverse Effect.

(t) Taxes.

(i) The Company and its Subsidiaries have timely and properly filed all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except where the failure to so file would not have a Material Adverse Effect. All such filed tax returns are accurate in all material respects. The Company has timely paid all taxes due and payable (whether or not shown on filed tax returns), except where the failure to so pay would not have a Material Adverse Effect. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected in the SEC Reports or the in the Memorandum are adequate, and there are no Liens for taxes on any property or assets of the Company and any of its Subsidiaries (other than Liens for taxes not yet due and payable). There have been no audits or examinations of any tax returns by any Governmental Body, and the Company or its Subsidiaries have not received any notice that such audit or examination is pending or contemplated. No claim has been made by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction. To the knowledge of the Company, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns. There are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax. Neither the Company nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person.

(ii) The Company has made all necessary disclosures required by Treasury Regulation Section 1.6011 -4. The Company has not been a participant in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011 -4(b).

(iii) No payment or benefit paid or provided, or to be paid or provided, to current or former employees, directors or other service providers of the Company will fail to be deductible for federal income tax purposes under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

(u) Employees.

(i) The Company and its Subsidiaries are not party to any collective bargaining agreements and, to the Company’s knowledge, there are no attempts to organize the employees of the Company or any of its Subsidiaries.

(ii) Except as set forth in the SEC Reports, the Company and its Subsidiaries have no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(iii) Each Person who performs services for the Company or any of its Subsidiaries has been, and is, properly classified by the Company or its Subsidiaries as an employee or an independent contractor (or its PRC equivalent).

(iv) To the Company’s knowledge, no employee or advisor of the Company or any of its Subsidiaries is or is alleged to be in violation of any term of any employment contract, disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, and the employment of the employees of the Company and its Subsidiaries does not subject the Company or the Company’s stockholders to any liability. There is neither pending nor, to the Company’s knowledge, threatened any actions, suits, proceedings or claims, or, to the Company’s knowledge, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.

(v) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all U.S., PRC or other foreign patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the “Intellectual Property Rights”) that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and the Memorandum and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”). Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

(w) Environmental Matters. Neither the Company nor any Subsidiary: (i) is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or to animal (including, but no limited to, goat) waste (collectively, “Environmental Laws”), (ii) owns, leases, has rights in the PRC to or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

(x) Certain Fees. Except as described in Schedule 3.1(x), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(y) Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z) No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(aa) Consultation with Auditors. The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

(bb) Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of any of the Company or any Subsidiary, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on their behalf of which the Company is aware) which is in violation of any Legal Requirement, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(cc) Exemption from Registration. Subject to the accuracy of the Investors’ representations and warranties set forth in this Section 3, except as required pursuant to the Registration Rights Agreement, the sale of Securities by the Company to the Investors will not require registration under the Securities Act. The Company is issuing Securities in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D or Rule 902 under Regulation S as promulgated by the Commission under the Securities Act.

(dd) No Integrated Offering. Other than in connection with this Offering, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any securities or solicited any offers to buy any securities, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(ee) Brokers and Finders. Other than as described in the Memorandum, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

(ff) No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

(gg) Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

(hh) Solvency. The Company has not (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

(ii) Related Party Transactions. Except as set forth in the SEC Reports, the Memorandum: (a) none of the Company or any of its Affiliates, officers, directors, stockholders or employees, or any Affiliate of any of such Person, has any material interest in any property, real or personal, tangible or intangible, including the Company’s Intellectual Property used in or pertaining to the business of the Company, except for the normal rights of a stockholder, or, to the knowledge of the Company, any supplier, distributor or customer of the Company, (b) there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, Affiliates, or, to the Company’s knowledge, any Affiliate thereof, (c) to the Company’s knowledge, no employee, officer or director of the Company or any of its Subsidiaries has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company; (d) to the Company’s knowledge, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any Material Contract or (e) there are no amounts owed (cash and stock) to officers, directors and consultants (salary, bonuses or other forms of compensation).

(jj) OFAC. None of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of the Company’s Subsidiaries, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(kk) Money Laundering Laws. The operations of each of the Company or any of its Subsidiaries are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder all applicable Governmental Bodies of the PRC and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any PRC court or PRC Governmental Body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll) Disclosure. Neither the Company nor any Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, the Subsidiaries or their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement and the disclosure set forth in any diligence report or business plan provided by the Company or any Person acting on the Company’s behalf) are true and correct in all material aspects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(mm) Internal Accounting and Disclosure Controls. Except as set forth in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at quarterly intervals and appropriate action is taken with respect to any material differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(nn) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Reports and is not so disclosed.

(oo) Sarbanes-Oxley Act of 2002. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are applicable to it as of the date hereof and as of the Closing Date. There has been no change in the Company’s accounting policies since inception. Each required form, report and document containing financial statements that has been filed with or submitted to the Commission since April 11, 2008 was accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act, and at the time of filing or submission of each such certification, such certification was true and accurate and materially complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Neither the Company nor, to the Company’s knowledge, any representative of the Company has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices, except for (a) any complaint, allegation, assertion or claim as has been resolved without any resulting change to the Company’s accounting or auditing practices, procedures methodologies or methods of the Company or its internal accounting controls, (b) questions regarding such matters raised and resolved in the ordinary course in connection with the preparation and review of the Company’s financial statements and periodic reports and (c) comments that have been raised by the staff of the Commission. To the Company’s knowledge, no attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company. To the Company’s knowledge, no employee of the Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law.

(pp) The consummation of the PRC Companies Restructuring (as defined in the Series A Preferred Stock Purchase Agreement which was entered into on June 18, 2009 between the Company and SAIF Partners III L.P.) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject; (ii) result in any violation of the provisions of, or is not in violation of the constitutional documents of the Company or any Subsidiary; (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company (including but not limited to the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC), or (iv) result in a Material Adverse Effect.

(qq) Representations and Warranties Relating to the PRC Subsidiaries. Except as described on Schedule 3.1(qq):

(i) The constitutional documents of the Subsidiaries that have been established under the laws of the PRC (the “PRC Subsidiaries”) are valid and have been duly approved by and registered with the relevant PRC Governmental Bodies.

(ii) All material consents, approvals, authorizations or licenses requisite under Legal Requirements of the PRC for the due and proper establishment and operation of each PRC Subsidiary have been duly obtained from the relevant PRC Governmental Bodies and are in full force and effect, including, but not limited to, the Food Producing License, Food Hygiene License, and Land Use Right Certificate.

(iii) All filings and registrations with the PRC Governmental Bodies required in respect of each PRC Subsidiary and its capital structure and operations including, without limitation, the registration with the PRC Ministry of Commerce or its local counterpart, the China Securities Regulatory Commission, the State Administration of Industry and Commerce or their respective local divisions, the State Administration of Foreign Exchange, applicable PRC tax bureau and customs authorities have been duly completed in accordance with the relevant PRC Legal Requirements, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(iv) Each PRC Subsidiary has complied with all relevant Legal Requirements of the PRC regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC Governmental Bodies. There are no outstanding commitments made by the Company or any Subsidiary (or any of their shareholders) to sell any equity interest in each PRC Subsidiary. All of the registered capital of each PRC Subsidiary has been timely contributed, such contribution has been duly verified by a certified accountant registered in the PRC and the accounting firm employing such accountant, and the report of the certified accountant evidencing such verification has been registered with the relevant Governmental Body. There are no resolutions pending to increase the registered capital of any PRC Subsidiary. There are no outstanding rights of, or commitments made by, the Company or any Subsidiary to sell any equity interest in any PRC Subsidiary, or by any of the other shareholders of any PRC Subsidiary to sell any equity interest in such PRC Subsidiary. To the extent that any direct or indirect shareholder of the Company (including the Founder) or any of its Subsidiaries is subject to the jurisdiction of Circular 75 issued by the PRC State Administration of Foreign Exchange on October 21, 2005, including any amendment, implementing rules, or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof (collectively “Circular 75”), each such shareholder has complied in all respects with Circular 75 and any related requirement of law, including without limitation, the completion of any applicable foreign exchange registration, settlement or remittance requirement therein.

(v) Each PRC Subsidiary has not received any letter or notice from any relevant PRC Governmental Body notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC Governmental Body for non-compliance with the terms thereof or with applicable PRC Legal Requirements, or the lack of compliance or remedial actions in respect of the activities carried out by each PRC Subsidiary, except such revocation as does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(vi) Each PRC Subsidiary has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant Legal Requirements and with all requisite licenses and approvals granted by competent PRC Governmental Bodies other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(vii) As to licenses, approvals and government grants and concessions requisite or material for the conduct of any material part of each PRC Subsidiary’s business which is subject to periodic renewal, the Company has no knowledge of any reasons related to the each PRC Subsidiary for which such requisite renewals will not be granted by the relevant PRC Governmental Bodies.

(viii) With regard to employment and staff or labor, each PRC Subsidiary has complied with all applicable Legal Requirements of the PRC in all material respects, including without limitation, those pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.

3.2. Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, makes the following representations and warranties as of the date hereof and as of the Closing Date to the Company:

(a) Organization; Authority. If such Investor is a business entity, such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party or a signatory and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each Transaction Document executed by such Investor has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. Such Investor is acquiring the Securities issuable to it under the Transaction Documents as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Investor Status. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act. Such Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk. If such Investor is a U.S. Investor, at the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act, and such Investor has completed and executed the Investor Questionnaire attached as Exhibit G to the Memorandum.

(d) General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice, meeting, or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f) Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company, the Placement Agent, or any other Person acting on behalf of the Company regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

(h) Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities. All of the information which the Investor has provided to the Company is true, correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Investor will immediately provide the Company with such information.

(i) Regulation S. If such Investor is not a U.S. Person (as such term is defined in Rule 902(k) of Regulation S), such Investor (i) acknowledges that the certificate(s) representing or evidencing the Securities contain a customary restrictive legend restricting the offer, sale or transfer of any Securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by such Investor of Securities shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represents that the offer to purchase the Securities was made to such Investor outside of the United States, and such Investor was, at the time of the offer and will be, at the time of the sale and is now, outside the United States, (iv) has not engaged in or directed any unsolicited offers to purchase Securities in the United States, (v) is neither a U.S. Person nor a Distributor (as such terms are defined in Rule 902(k) and 902(d), respectively, of Regulation S), (vi) has purchased the Securities for its own account and not for the account or benefit of any U.S. Person, (vii) is the sole beneficial owner of the Securities specified on Exhibit A opposite his name and has not pre-arranged any sale with a Investor in the United States, and (ix) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, each Investor understands that the statutory basis for the exemption claimed for the sale of the Securities would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1. Transferability; Certificate. (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Certificates evidencing Securities will contain, in addition to the legend described in Section 3.2(i) as the case may be, the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer thereof including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a) .

(c) Certificates evidencing Securities shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering such Securities is then effective, or (ii) following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Securities are eligible for sale by the selling Investor without volume restrictions under Rule 144. The Company agrees that following the Effective Date or such other time as legends are no longer required to be set forth on certificates representing Securities under this Section 4.1(c), it will, no longer than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent of a certificate representing such Securities containing a restrictive legend, deliver or instruct the Transfer Agent to deliver to such Investor, Securities which are free of all restrictive and other legends. If the Company is then eligible, certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to an Investor by crediting the prime brokerage account of such Investor with the Depository Trust Company System as directed by such Investor. If an Investor shall make a sale or transfer of Securities either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing the applicable Securities containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Securities delivery being the “Securities Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive or other legends by the third Trading Day following the Securities Delivery Date and (2) following such third Trading Day after the Securities Delivery Date and prior to the time such Securities are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Securities (a “Buy-In”), then, in addition to any other rights available to the Investor under the Transaction Documents and applicable law, the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

4.2. Furnishing of Information. As long as any Investor or any transferee owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3. Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities to the Investors.

4.4. Subsequent Registrations. Other than pursuant to the Registration Rights Agreement and as set forth on Schedule 4.4, prior to the first to occur of (a) the Effective Date of a Registration Statement resulting in all Registrable Securities (as defined in the Registration Rights Agreement) being registered for resale pursuant to one or more effective Registration Statements or (b) such time as all Registrable Securities may be sold by the Investors without volume restrictions pursuant to Rule 144, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

4.5. Securities Laws Disclosure; Publicity. By (i) 9:30 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue a press release, disclosing the transactions contemplated by the Transaction Documents and the Closing and by (ii) 5:30 p.m. (New York time) on the fourth Trading Day following the Closing Date, the Company will file a Current Report on Form 8-K, disclosing the material terms of the Transaction Documents (and attach as exhibits thereto all existing Transaction Documents) and the Closing. The Company covenants that following such disclosure, the Investors shall no longer be in possession of any material, non-public information with respect to the Company or any Subsidiary. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6. Limitation on Issuance of Future Priced Securities. During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

4.7. Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors, the Investor Representative, and their respective directors, officers, shareholders, partners, members, affiliates, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation in respect thereof (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by any of the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.8. Non-Public Information. The Company covenants and agrees that, except as specifically contemplated by the Transaction Document, neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9. Listing of Common Stock. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other Trading Market as promptly as possible, and (ii) the Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.10. Use of Proceeds. The Company will use the net proceeds from the sale of the Securities hereunder for expenses associated with advertisement, product promotion, expansion of distribution network, capital expenditures, and general corporate purposes.

4.11. Make Good Shares.

(a) The Make Good Pledgor agrees that in the event that the Combined Net Sales (as defined below) reported in the Annual Report of the Company on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission) for both of the fiscal years ending March 31, 2011 and 2012, as filed with the Commission (the “2011 Annual Report” and “2012 Annual Report”), is less than $125,000,000 with reference to the exchange rate to Chinese RMB in effect at the First Closing (the “Guaranteed Amount”), the Make Good Escrow Agent (on behalf of the Make Good Pledgor) will, without any further action on the part of the Investors, transfer a number of Make Good Shares (as calculated below) to the Investors on a pro-rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors hereunder) as specified in Exhibit A to this Agreement for no consideration other than payment of their respective Investment Amount paid to the Company at Closing. The “Make Good Shares” means a number of shares of Common Stock equal to 15% of the maximum number of shares of Common Stock issuable upon conversion of the Notes. The number of Make Good Shares transferrable to Investors shall be equal to:

[(the Guaranteed Amount – actual Combined Net Sales of the Company for the fiscal years ending March 31, 2011 and 2012)/the Guaranteed Amount]*aggregate number of Make Good Shares

For purposes hereof, “Combined Net Sales” shall mean the aggregate amount of the Company’s net sales for both of the fiscal years ending March 31, 2011 and 2012 in each case determined in accordance with GAAP as reported in each of the 2011 Annual Report and 2012 Annual Report. In the event that the Combined Net Sales reported in both of the 2011 Annual Report and 2012 Annual Report is equal to or greater than the Guaranteed Amount, no transfer of the Make Good Shares shall be required by the Make Good Pledgor to the Investors under this Section and such Make Good Shares shall be returned to the Make Good Pledgor in accordance with the Make Good Escrow Agreement.

(b) Any required transfer of the Make Good Shares under this Section shall be made to the Investors or the Make Good Pledgor, as applicable, within 20 calendar days after the date on which the 2012 Annual Report is filed with the Commission and otherwise in accordance with the Make Good Escrow Agreement.

(c) Notwithstanding the foregoing or anything else to the contrary herein, for purposes of determining whether or not the Guaranteed Amount has been met, the Company may disregard any compensation charge or expense required to be recognized by the Company under GAAP resulting from the release of the Make Good Shares to the Make Good Pledgor if and to the extent such charge or expense is specified in the Company’s financial statements for the relevant year, as filed with the Commission. In determining whether the Company has achieved the Guaranteed Amount, any liquidated damages payable pursuant to the Transaction Documents shall not be included as expenses of the Company.

(d) The Company and the Make Good Pledgor shall notify the Investors as soon as the Make Good Shares have been deposited with the Make Good Escrow Agent. Each of the Company and the Make Good Pledgor covenants and agrees that upon any transfer of Make Good Shares to the Investors in accordance with the Make Good Escrow Agreement, the Company and the Make Good Pledgor shall promptly instruct its transfer agent to reissue such Make Good Shares in the applicable Investor’s name and deliver the same as directed by such Investor.

(e) The Investors hereby appoint the Investor Representative to act on their collective behalf with respect to all matters related to the Make Good Shares within the scope of this Section 4.11 and the Make Good Escrow Agreement, and the Investor Representative hereby accepts such appointment. All decisions of the Investor Representative with respect to the subject matter of this Section 4.11 shall be binding on the Investors absent fraud or willful misconduct.

(f) If any term or provision of this Section 4.11 contradicts or conflicts with any term or provision of the Make Good Escrow Agreement, the terms of the Make Good Escrow Agreement shall control.

(g) In connection with the foregoing, the Make Good Pledgor agrees that within five (5) Trading Days following the Closing, the Make Good Pledgor will deposit a number of shares of Common Stock equal to 15% of the maximum number of shares of Common Stock issuable upon conversion of the Notes into escrow in accordance with the Make Good Escrow Agreement.

(h) The Company agrees that any Make Good Shares to be issued to the Investors will be properly treated for United States tax purposes as constituting a non-taxable purchase price adjustment within the meaning of U.S. Treasury Regulation Section 1.305 -1(c) and, accordingly, the Company shall effect all applicable tax reporting and all withholding tax determinations on a basis consistent with such non-taxable purchase price adjustment treatment.

(i) If the Company shall at any time after the date hereof (A) declare and pay a dividend or make a distribution on Common Stock, or (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, or (D) make any other similar changes to its share capital (each of (A), (B), (C) and (D), a “Share Adjustment Event”), the Investors shall be entitled to receive the proportionately adjusted number of Make Good Shares and all dividends and other distributions made on the Make Good Shares that the Investors would have received had the Investors received such Make Good Shares at their applicable Closing.

(j) Notwithstanding the foregoing or anything else to the contrary herein, any Investor that exercises the right to convert such Investor’s Notes into shares of Common Stock prior to the date on which the 2012 Annual Report is filed with the Commission shall not receive the Make Good Shares to which such Investor would otherwise be entitled pursuant to this Section 4.11, and such Make Good Shares shall be returned to the Make Good Pledgor within 20 calendar days after the date on which the 2012 Annual Report is filed with the Commission and otherwise handled in accordance with the Make Good Escrow Agreement.

4.12. Closing Escrow Holdback. The Company and Investors agree that, from the aggregate gross proceeds that will be delivered to the Escrow Agent pursuant to the Closing Escrow Agreement, at each Closing an amount sufficient to satisfy the payment to the Investors of one semiannual interest payment (which includes accrued interest due on the principal amount of all notes from the date of issuance of the Notes through March 31, 2011) due on the aggregate principal amount of all Notes issued at such Closing shall be retained by the Escrow Agent (all such amounts, collectively the “Holdback Amount”). Upon written notification by the Investor Representative to the Escrow Agent that an Event of Default (as defined in the Notes) has been declared by the Investor Representative with respect to a failure by the Company to make a semiannual interest payment in accordance with the Notes (the “Interest Payment Notice”), the Escrow Agent shall disburse such portion of the Holdback Amount to the Investors and in the amounts as set forth in such Interest Payment Notice. The Investor Representative may deliver an Interest Payment Notice only following complete fulfillment by the Investor Representative of all procedures, and the lapse of applicable cure periods, set forth herein. Within thirty (30) days following any such disbursement of the Holdback Amount, the Company shall deposit an additional amount equal to the Holdback Amount with the Escrow Agent to be retained and disbursed upon delivery by the Investor Representative of a future Interest Payment Notice. On the Maturity Date (as defined in the Notes), or at any time prior to the Maturity Date when 75% of all Notes have been converted, if the Company is not in breach of any of the Transaction Documents, all remaining funds of the Holdback Amount, if any, shall be disbursed to the Company in accordance with the Closing Escrow Agreement, and the Company’s obligation to maintain funds in escrow under this Section 4.12 shall cease.

4.13. Post-Closing Covenants.

(a) D&O Insurance. The Company agrees to use its commercially reasonable best efforts to obtain, within three (3) months of the Closing Date, and maintain customary directors and officers insurance coverage with a minimum coverage amount of $5,000,000.

(b) Government Approvals. The Company agrees to use its commercially reasonable best efforts to obtain or cause its subsidiaries, affiliates and third party to obtain all requisite licenses and approvals granted by competent PRC Governmental Bodies for each PRC Subsidiary to conduct its business activities, including, but not limited to, the approvals for the land which Fuping Milkgoat Co., Ltd. leased from Shanxi Coalfield Geology Bureau Hydrological Team and approval for quarantine permits for the goat farms that the Company owns and operates through Weinan Milkgoat.

(c) Lease Assignments. Within thirty (30) days of the Closing Date, the Company will enter into lease assignment agreements with the employees who entered into the lease agreements on behalf of the Company for the sales offices.

(d) Social Security Insurance. From and after the Closing Date, the Company agrees to use its commercially reasonable best efforts to obtain Social Insurance Register for each PRC Subsidiary and comply with all applicable Legal Requirements of the PRC in all material respects, including without limitation, those pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.

(e) By-laws. Within sixty (60) days of the Closing Date, the Company will amend its by-laws to be in compliance with the listing standards of NASDAQ or NYSE Amex, or such other national exchange as the Company’s securities are listed or quoted on, or any other applicable laws or regulations, including, but not limited to, the provision regarding the holding of a stockholders’ annual meeting. Prior to adoption, such by-laws will be subject to review and approval by the Investor Representative, which approval will not be unreasonably withheld, conditioned or delayed.

(f) Deposit of Make Good Shares. Within five (5) business days after the Closing, the Make Good Pledgor shall have deposited a number shares of Common Stock (which shall be equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) equal to 15% of the maximum number of shares of Common Stock issuable upon conversion of the Notes issued at such Closing into escrow in accordance with the Make Good Escrow Agreement along with bank signature stamped stock powers executed in blank (or such other signed instrument of transfer acceptable to the Company’s transfer agent).

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1. Conditions Precedent to the Obligations of the Investors to Purchase Securities. The obligation of the Investors to acquire Securities at the Closing is subject to the satisfaction or waiver by the Investor Representative, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Company or the Subsidiaries;

(e) Company Agreements. The Company shall have delivered:

(i) This Agreement, duly executed by the Company;

(ii) The Closing Escrow Agreement, duly executed by the Company and the Escrow Agent;

(iii) The Make Good Escrow Agreement, duly executed by the all parties thereto (other than the Placement Agent); and

(iv) The Registration Rights Agreement, duly executed by the Company;

(f) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a);

(g) Approvals. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect, including, but not limited to, the approval from a majority of the board of directors including at least one director of the Company designated by SAIF Partners III L.P.(the “SAIF”);

(h) Delivery of SAIF Documents. The Company shall have executed agreements with SAIF to (i) waive the pre-emptive rights of the Series A Preferred Stock as provided in the Certificate of Designation of Series A Preferred Stock; and (iii) waive its registration rights with respect to the registration of the Registrable Securities.

(i) Stop Orders. No stop order or suspension of trading shall have been imposed by the Commission or any other governmental or regulatory body having jurisdiction over the Company or the market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock;

(j) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

5.2. Conditions Precedent to the Obligations of the Company to Sell Securities. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Investor Deliverables. Each Investor shall have delivered this Agreement and the Registration Rights Agreement, each duly executed by such Investor and a completed Selling Holder Questionnaire (as defined in the Registration Rights Agreement). Each U.S. Investor shall have delivered a duly completed Investor Questionnaire in the form attached as Exhibit G to the Memorandum.

(e) Minimum Amount. The Minimum Amount shall have been raised; and

(f) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6.
MISCELLANEOUS

6.1. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

6.2. Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via (i) facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via (i) facsimile at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, or (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if sent by any means other than facsimile or Email transmission. The address for such notices and communications shall be as follows:

If to the Company:	Yayi International Inc.
No. 9 Xingguang Road
Northern Industrial Park of Zhongbei Town
Xiqing District, Tianjin 300384, China
Facsimile: 86-22-2798-4358
Attn.: President

With a copy to:	Pillsbury Winthrop Shaw Pittman LLP
2300 N Street NW
Washington, D.C. 20037
Facsimile: 202-663-8007
Attn.: Louis A. Bevilacqua, Esq.

If to the Investor
Representative:	Euro Pacific Capital, Inc.
88 Post Road West, 3rd Floor
Westport, CT 06880
Attention: Mr. Thomas Tan
Fax Number: (203) 662-9771

With a copy to:	Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017
Attention: Barry I. Grossman, Esq.
Fax Number: (212) 370-7889

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor Representative or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought (and if such party is the Investors, then by the Investor Representative). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5. Termination. This Agreement may be terminated prior to Closing:

(a) by written agreement of the Investor Representative and the Company, a copy of which shall be provided to the Escrow Agent; and

(b) by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, with a copy to the Escrow Agent, if the Closing shall not have taken place by 6:30 p.m. Eastern time within the time period set forth in the Memorandum; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to Section 6.5(a) or 6.5(b), each Investor shall have the right to a return of up to its entire Investment Amount deposited with the Escrow Agent pursuant to Section 2.3(c), without interest or deduction. The Company covenants and agrees to cooperate with such Investor in obtaining the return of its Investment Amount, and shall not communicate any instructions to the contrary to the Escrow Agent.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors.”

6.8. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party). Notwithstanding the foregoing, the Investor Representative may rely on the representations and warranties of the Company and the Investors set forth in this Agreement and is an intended third party beneficiary of this Agreement and have all of the rights of an “Investor” under this Agreement.

6.9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities for 18 months following the Closing Date.

6.11. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or e-mail transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail signature page were an original thereof.

6.12. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16. Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.18. Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other

Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

YAYI INTERNATIONAL INC.

By:
Name: Li Liu
Title: Chief Executive Officer and President

Solely with respect to Section 4.11 herein:

MAKE GOOD PLEDGOR:

GLOBAL ROCK STONE INDUSTRIAL LTD.

By:
Name: Fung Shek
Title: Director

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Solely with respect to Sections 2.7, 5.1, 6.4, 6.5(a) and 6.8 herein:

INVESTOR REPRESENTATIVE:

EURO PACIFIC CAPITAL, INC.

By:
Name: Gordon McBean
Title: Head of Capital Markets

Yayi Securities Purchase Agreement

Annex A

Securities Purchase Agreement
Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement, dated as of _________________, 2010 (the “Agreement”), between the undersigned, Yayi International Inc., a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned and (ii) purchase the securities of the Company appearing below, hereby agrees to purchase such securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.

IN WITNESS WHEREOF, the undersigned has executed the Agreement as of _____________________, 2010.

Name and Address, Fax No. and Social Security No./EIN of Investor:

________________________________________________

________________________________________________

________________________________________________

Fax No.: _________________________________________

Soc. Sec. No./EIN: _________________________________

If a partnership, corporation, trust or other business entity:

By:
Name:
Title:

If an individual:

Signature: _________________________________

Investment Amount: _________________________

Amount of Units to be Purchased:______________________

Account Registration Type (check one)

[   ]  Individual Account

[   ]  Joint Account

[   ]  Individual Retirement Accout

[   ]  Corporation/Pratnership/Other

[   ]  Trust

Distribution Option (check one)

[   ]  Cash – All interests and distributions are to be paid in cash and sent to the address of record.

[   ]  Cash Direct Deposit – All interests and distributions will be sent to my bank account.

Account Number

Fidelity Account Number: __________________________

Registered Representative Information

Registered Representative Name: ___________________

Signature: _________________________________

EXHIBIT A

SCHEDULE OF INVESTORS

Name	Investment Amount	Principal Amount of Notes	Number of Shares Subject to Series F Warrants
AMY J STEFANIK TTEE AMY J STEFANIK REVOCABLE TRUST U/A 2/6/01	$100,000	$100,000	12,500
ANDREW P COOK SUSAN R COOK	$50,000	$50,000	6,250
ARNOLD WILLIAM GOLDSCHLAGER NORA GOLDSCHLAGER TTEE THE GOLDSCHLAGER FAMILY TRUST U/A 6/24/04	$50,000	$50,000	6,250
ART KLEPPEN KIMBERLY KLEPPEN	$100,000	$100,000	12,500
BARBARA HEARST	$100,000	$100,000	12,500
BARBARA J PETERSON TTEE REV TR OF BARBARA J PETERSON U/A 2/4/00	$70,000	$70,000	8,750
BARBARA S MEISTER TTEE THE MEISTER NON-EXEMPT MARITAL TR U/A 11/17/83	$100,000	$100,000	12,500
BARBARA SEIDEL TTEE BARBARA GALLUN SEIDEL RESIDUAL TRUST U/A 2/9/60	$50,000	$50,000	6,250
BARBARA SUE WILSON DAVID D WILSON TTEE THE BARBARA SUE WILSON U/A 8/23/94	$50,000	$50,000	6,250
BERT HUNTSINGER	$50,000	$50,000	6,250
BRENT PAULGER SHARISSA PAULGER	$50,000	$50,000	6,250
BRIAN S BEHAN	$50,000	$50,000	6,250
BRUCE WALKER RAVENEL III	$300,000	$300,000	37,500
BUCKTHORN LLC	$50,000	$50,000	6,250
CARLOS A MERINO TTEE CARLOS ALFONSO MERINO REV LIVING TRUST, U/A 12/04/96	$50,000	$50,000	6,250
CAROLYN R LONG	$60,000	$60,000	7,500
CHARLOTTE J BELASCO	$50,000	$50,000	6,250
CHRISTIANNA SEIDEL TTEE PROPERTY TRUST U/A 11/5/99 FBO CHRISTIANNA SEIDEL	$50,000	$50,000	6,250
CINDY J LEWIS TTEE CINDY J LEWIS DECL OF TRUST U/A 3/11/93	$50,000	$50,000	6,250
COREY SHANNON MCNAMEE	$50,000	$50,000	6,250
CYNTHIA KESSLER & JAMES KESSLER	$50,000	$50,000	6,250
DAVID ALAN SCULLY	$100,000	$100,000	12,500
DAVID ARITA TOD	$50,000	$50,000	6,250
DAVID BRISBIN TTEE INNES/BRISBIN LIVING TRUST DATED 6/8/04	$100,000	$100,000	12,500
DAVID W LARSON JENNIFER L LARSON	$100,000	$100,000	12,500
DEBORAH FOREMAN TTEE DEBORAH D FOREMAN TRUST U/A 9/29/94	$50,000	$50,000	6,250
DOUGLAS W JOHNSON TTEE DOUGLAS WILLIAM JOHNSON REV TRST U/A 6/25/10	$50,000	$50,000	6,250
DR UZZI REISS MRS YAEL REISS TTEE THE REISS FAMILY TRUST U/A 12/29/88	$50,000	$50,000	6,250
EVA MARIE SALAS TTEE EVA M SALAS TRUST	$50,000	$50,000	6,250
GAYLE M & DEBORAH SANDERS TTEE THE GAYLE M SANDERS FAM TR REV TR, U/A 8/15/02	$100,000	$100,000	12,500
GEORGE FELDMAN	$250,000	$250,000	31,250
GILBERT DOMINGUEZ TTEE DOMINGUEZ TRUST U/A 3/3/05	$350,000	$350,000	43,750
HCR INVESTMENTS INC.	$100,000	$100,000	12,500
HEIDI W KIENE KEVIN KIENE	$100,000	$100,000	12,500
HEMANT KATHURIA P/ADM H KATHURIA INVESTMENTS II P PLAN	$50,000	$50,000	6,250

Name	Investment Amount	Principal Amount of Notes	Number of Shares Subject to Series F Warrants
JACK ABRAMS MARGO ABRAMS TTEE JACK ABRAMS PENSION PLAN 1	$50,000	$50,000	6,250
JANET D RUSSELL TTEE JANET DICKINSON RUSSELL LIVING TR U/A 1/20/10	$50,000	$50,000	6,250
JEAN A DAVIDS-OSTERHAUS TTEE JEAN A DAVIDS-OSTERHAUS REV U/A 10/03/07	$50,000	$50,000	6,250
JEFF ARCHIBALD	$100,000	$100,000	12,500
JERRY F MCWILLIAMS	$50,000	$50,000	6,250
JIM GRIFFIN CUST DANIEL J GRIFFIN UTMA OH	$60,000	$60,000	7,500
JIM GRIFFIN CUST MICHELLE E GRIFFIN UTMA OH	$60,000	$60,000	7,500
JIM ROBERT PUGH	$50,000	$50,000	6,250
JIMMIE C WEST CAROLYN E WEST	$50,000	$50,000	6,250
JOHN A RUPP TTEE JOHN A RUPP TRUST U/A 3/9/07	$50,000	$50,000	6,250
JOHN D SMEAD	$50,000	$50,000	6,250
JOSEPH MCCARTHY MIKI MCCARTHY TOD	$50,000	$50,000	6,250
JULIA L GRIFFIN	$60,000	$60,000	7,500
KENNETH H NASS & MAUREEN K NASS TTEE KENNETH H NASS & MAUREEN K NASS CHARITRUST U/A 6/7/05	$100,000	$100,000	12,500
KEVIN MOORE	$50,000	$50,000	6,250
KK SWOGGER ASSET MANAGEMENT, LP	$80,000	$80,000	10,000
LARRY GUAGLIARDO TOD	$70,000	$70,000	8,750
LAURA SMITH FORREST SMITH TTEE CONNELLY JOHNSON SMITH FAM TR U/A 4/2/09	$50,000	$50,000	6,250
MARC A PIERRE, P BARRAGAN P/ADM CENTER FOR PHYS HLTH 401K PSP MARC PIERRE	$50,000	$50,000	6,250
MARC BIENSTOCK JENNY I BIENSTOCK	$50,000	$50,000	6,250
MARC W LEVIN SUSAN G LEVIN	$50,000	$50,000	6,250
MARK A OSTERHAUS TTEE THE MARK A OSTERHAUS REV TR U/A 10/31/07	$50,000	$50,000	6,250
MARK DUGGER P/ADM THE ALLSTATES DRYWALL INC EE ST	$50,000	$50,000	6,250
MARK EDWARD SMEAD TTEE MARK E SMEAD REVOC LIVING TRUST U/A 11/17/95	$100,000	$100,000	12,500
MARK STERIN	$70,000	$70,000	8,750
MAUREEN K NASS KENNETH H NASS TTEE MAUREEN K NASS LIVING TRUST U/A 5/16/05	$50,000	$50,000	6,250
MICHAEL J HANRATTY LYNSAY F HANRATTY	$100,000	$100,000	12,500
MICHAEL SCULLY	$100,000	$100,000	12,500
MITCHELL MARTIN DEBORAH MARTIN	$50,000	$50,000	6,250
NANCY L BENSON TTEE THE NANCY L BENSON LIVING TRUST U/A 11/11/02	$50,000	$50,000	6,250
N E APPERSON, P MCEACHERN TTEE NORMAN E APPERSON AND PAMELA MCEACHERN TR, U/A 7/22/96	$100,000	$100,000	12,500
NFS/FMTC IRA FBO DIANE D SPOLUM	$200,000	$200,000	25,000
NFS/FMTC IRA FBO HOWARD W WAHL	$100,000	$100,000	12,500
NFS/FMTC IRA FBO LEONARD SIEGEL	$50,000	$50,000	6,250
NFS/FMTC IRA FBO LYNN HAVLIK	$50,000	$50,000	6,250
NFS/FMTC IRA FBO ROYCE V JACKSON	$100,000	$100,000	12,500
NFS/FMTC IRA FBO ROBERT STEPHEN ADAMS	$100,000	$100,000	12,500
NFS/FMTC ROLLOVER IRA FBO ANDRES KEICHIAN	$50,000	$50,000	6,250
NFS/FMTC ROLLOVER IRA FBO BERTRAND BROOKS CARDER	$50,000	$50,000	6,250
NFS/FMTC ROLLOVER IRA FBO DONALD T GLASER JR	$50,000	$50,000	6,250

Name	Investment Amount	Principal Amount of Notes	Number of Shares Subject to Series F Warrants
NFS/FMTC ROLLOVER IRA FBO EDWIN BRUNO KAEHLER	$50,000	$50,000	6,250
NFS/FMTC ROLLOVER IRA FBO JAMES A TAMBORELLO	$100,000	$100,000	12,500
NFS/FMTC ROLLOVER IRA FBO JERRY R SPEAKS	$50,000	$50,000	6,250
NFS/FMTC ROLLOVER IRA FBO LYNN ROLLINS STULL	$50,000	$50,000	6,250
NFS/FMTC ROLLOVER IRA FBO RALPH DALE EDSON	$100,000	$100,000	12,500
NFS/FMTC ROLLOVER IRA FBO RICHARD DAVIS MOORE	$40,000	$40,000	5,000
NFS/FMTC ROLLOVER IRA FBO ROBERT M WEISSBERG	$50,000	$50,000	6,250
NFS/FMTC ROLLOVER IRA FBO RONALD ALLEN MCCANN	$50,000	$50,000	6,250
NFS/FMTC ROLLOVER IRA FBO TODD HOWARD OVERGARD	$50,000	$50,000	6,250
NFS/FMTC ROTH IRA FBO HELEN ERSKINE	$50,000	$50,000	6,250
NFS/FMTC ROTH IRA FBO VIRGINIA C ADAMS	$50,000	$50,000	6,250
NFS/FMTC SEP IRA FBO CARTER LAREN	$100,000	$100,000	12,500
NFS/FMTC SEP IRA FBO GERALD E MANWILL	$50,000	$50,000	6,250
NFS/FMTC SEP IRA FBO GERALD MONA	$50,000	$50,000	6,250
NORMAN S KRAMER & LINDA L KRAMER	$50,000	$50,000	6,250
OLEKSANDR TUMKO OKSANA TUMKO	$50,000	$50,000	6,250
PETER D SCHIFF	$200,000	$200,000	25,000
POINT AUX CHENES, LLC	$50,000	$50,000	6,250
POM INVESTMENTS LLC	$100,000	$100,000	12,500
PRASAD REALTY CORP	$50,000	$50,000	6,250
QUINCY MURPHY INC	$50,000	$50,000	6,250
R STEVEN SMITH	$100,000	$100,000	12,500
RICHARD GRIFF JACKIE GRIFF	$150,000	$150,000	18,750
RICHARD P ANTHONY III & KIMBERLY J ANTHONY	$50,000	$50,000	6,250
RICHARD POTAPCHUK	$300,000	$300,000	37,500
ROBERT L BISHOP TOD FRANCINE BISHOP	$50,000	$50,000	6,250
ROBERT T FOSS MARGARET FOSS TTEE ROBERT T & MARGARET FOSS REV TR U/A 3/31/04	$60,000	$60,000	7,500
SCOTT & MISTY DAVIES TTEE THE SCOTT & MISTY DAVIES LIVING TR, U/A 6/28/07	$80,000	$80,000	10,000
SCOTT R GRIFFIN	$60,000	$60,000	7,500
SHELBY JORDAN, BECKY JORDAN	$50,000	$50,000	6,250
SKEE GOEDHART TTEE THE PARACELSUS REVOCABLE TRUST U/A 7/25/97	$50,000	$50,000	6,250
STEPHEN RASKIN P/ADM DREW & RASKIN P/S PLAN FBO STEPHEN RASKIN	$100,000	$100,000	12,500
STEVE & COLLEEN HOKE TTEE HOKE LIVING TRUST U/A 4/19/02	$50,000	$50,000	6,250
STEVEN JAY EPSTEIN	$50,000	$50,000	6,250
SUSAN C CULLEN	$50,000	$50,000	6,250
THOMAS L INGRAM CARISSA INGRAM TTEE INGRAM LIVING TRUST U/A 11/2/05	$50,000	$50,000	6,250
TIMOTHY CRANE TTEE TIMOTHY R CRANE TRUST U/A 12/6/04	$100,000	$100,000	12,500
TRISHA L FRERES THEODORE KYLE FRERES TTEE TRISHA L FRERES LIVING TRUST U/A 12/20/04	$50,000	$50,000	6,250
WALTER FRIESEN	$80,000	$80,000	10,000
WILLIAM A KARGES JR TTEE KARGES REVOC INTERVIVOS TRUST U/A 4/29/85	$50,000	$50,000	6,250
WILLIAM BRADLEY P/ADM BRADLEY ANESTHESIOLOGY PSP	$50,000	$50,000	6,250
WILLIAM J CYR	$70,000	$70,000	8,750
WILLIAM TEN BRINK TTEE TEN BRINK TRUST U/A 10/2/86	$90,000	$90,000	11,250

Name	Investment Amount	Principal Amount of Notes	Number of Shares Subject to Series F Warrants
WILLIAM WILEY MARIANNE WILEY TTEE WILEY FAMILY LIVING TRUST U/A 7/19/95	$60,000	$60,000	7,500
TOTALS	$8,920,000	$8,920,000	1,115,000

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

CLOSING ESCROW AGREEMENT

EXHIBIT D

MAKE GOOD ESCROW AGREEMENT

EXHIBIT E

COMMON STOCK PURCHASE SERIES F WARRANT

EXHIBIT F

PROMISSORY NOTE